TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of June 25, 2001 for the Collection Period of May 1, 2001 through May 31, 2001

Pool Data—Original Deal Parameters
Aggregate Net Investment Value (ANIV)	749,988,732.51
Discounted Principal Balance	749,988,732.51
Servicer Advance	1,324,812.20
Servicer Payahead	1,260,008.73
Number of Contracts	34,185
Weighted Average Lease Rate	6.81%
Weighted Average Remaining Term	33.8
Servicing Fee Percentage	1.00%
Pool Data—Current Month
Aggregate Net Investment Value	461,435,001.46
Discounted Principal Balance	433,457,503.44
Servicer Advances	1,873,783.67
Servicer Pay Ahead Balance	2,604,505.63
Maturity Advances Outstanding	—
Number of Current Contracts	28,531
Weighted Average Lease Rate	6.78%
Weighted Average Remaining Term	3.9
Reserve Fund:
Initial Deposit Amount	28,124,577.47
Initial Specified Reserve Fund Percentage	9.44%
Prior Month Specified Reserve Fund Balance	70,761,436.91
Current Month Specified Reserve Fund Balance	70,761,436.91
	Class A Amount	Class B Amount	Total Amount
Beginning Balance	69,665,686.91	1,095,750.00	70,761,436.91
Withdrawal Amount	—	—	—
Cash Capital Contribution
Transferor Excess	1,267,417.96		1,267,417.96

Reserve Fund Balance Prior to Release	70,933,104.87	1,095,750.00	72,028,854.87
Specified Reserve Fund Balance	69,665,686.91	1,095,750.00	70,761,436.91

Release to Transferor	1,267,417.96	—	1,267,417.96
Ending Reserve Fund Balance	69,665,686.91	1,095,750.00	70,761,436.91
Prior Cumulative Withdrawal Amount	—	—	—
Cumulative Withdrawal Amount	—	—	—

Liquidation of Charge-offs and Repossessions:	Vehicles
Liquidated Contracts	116
Discounted Principal Balance		1,814,498.76
Net Liquidation Proceeds		(1,674,457.23)
Recoveries—Previously Liquidated Contracts		(530.35)

Aggregate Credit Losses for the Collection Period		139,511.18

Cumulative Credit Losses for all Periods		6,351,343.69

Repossessed in Current Period	45
Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	0.43%
First Preceding Collection Period	0.54%
Current Collection Period	0.35%
Condition (i)i (Charge-off Rate)
Three Month Average	0.44%
Charge-off Rate Indicator (> 1.25%)	condition not met
Delinquent Contracts:	Percent	Accounts	Percent	ANIV
31-60 Days Delinquent	2.37%	675	2.16%	9,989,497.42
61-90 Days Delinquent	0.21%	61	0.21%	965,842.71
Over 90 Days Delinquent	0.05%	15	0.05%	227,777.97

Total Delinquencies		751		11,183,118.10

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.20%
First Preceding Collection Period	0.20%
Current Collection Period	0.27%
Condition (ii) (Delinquency Percentage)
Three Month Average	0.22%
Delinquency Percentage Indicator (> 1.25%)	condition not met

Residual Value (Gain) Loss:	Vehicles
Matured Lease Vehicle Inventory Sold	253	3,706,840.24
Net Liquidation Proceeds		(3,327,570.61)

Net Residual Value (Gain) Loss		379,269.63

Cumulative Residual Value (Gain) Loss all periods		2,761,024.54

Matured Vehicles Sold for each Collection Period:	Number Sold	Scheduled Maturities	Sale Ratio	Average Net Liquidation Proceeds	Average Residual Value
Second Preceding Collection Period	110	17	100.00%	15,216.15	17,309.96
First Preceding Collection Period	129	14	100.00%	13,153.87	14,983.68
Current Collection Period	253	28	100.00%	13,152.45	14,679.64
Three Month Average				13,614.22	15,347.44
Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value					88.71%
Condition (iii) (Residual Value Test)	Current Period Amount/Ratio	Test Met?
a) Number of Vehicles Sold > 25% of Scheduled Maturities	100.00%	YES
b) Number of Scheduled Maturities > 500	28	NO
c) 3 Month Average Matured Leased Vehicle Proceeds <75% of Avg. Residual Values	88.71%	NO
Residual Value Indicator (condition met if tests a, b and c = YES)		condition not met

Specified Reserve Fund Balance Calculation

    The Specified Reserve Fund Balance (SRFB) is $70,761,436.91, however, the SRFB must not be more than the lesser of (1) or (2)

  (1)
  Adjusted Notional Balance of Classes due to the Investor Certificates

  (2)
  The greater of a) or b)

  a)
  20% of aggregate residual value not matured and sold as of the last day of the collection period.

  b)
  $41,249,380.29, or $48,749,267.61 if the three month average Charge-off Rate Test, or the three month average Delinquency Percentage Test, or the Residual Value Test is met.

		Certificate Balance						Transferor Interest
				Class A1 Balance	Class A2 Balance	Class A3 Balance	Class B Balance
	Total	Percent	Balance					Interest	Principal
Interest:		98.00%						2.00%
Interest Collections	4,663,213.73
Net Investment Income	324,605.28
Non-recoverable Advances	(54,467.50)

Available Interest	4,933,351.51		4,823,117.22	—	3,749,841.14	643,082.30	430,193.79	110,234.29
Class A1, A2, A3 Notional Interest Accrual Amount	(2,246,270.75)		(2,246,270.75)	—	(1,914,848.75)	(331,422.00)
Unreimbursed A1, A2, A3 Interest Shortfall	—		—	—	—	—
Interest Accrual for Adjusted Class B Certificate Bal.	(282,419.42)		(282,419.42)				(282,419.42)
Class B Interest Carryover Shortfall	—		—				—
Servicer's Fee	(407,667.08)		(397,916.29)					(9,750.79)
Capped Expenses	(27,239.69)		(26,588.16)					(651.53)
Interest Accrual on Class B. Cert. Prin. Loss Amt.	—		—				—
Uncapped Expenses	—		—					—

Total Unallocated Interest	1,969,754.57		1,869,922.60					99,831.97
Excess Interest to Transferor	—		(1,869,922.60)					1,869,922.60

Net Interest Collections Available	1,969,754.57		—					1,969,754.57

Losses Allocable to Investors' Certificates:	(506,372.35)							(506,372.35)
Accelerated Principal Distribution:	(96,132.29)							(96,132.29)

Deposit to Reserve Fund:	1,267,417.96							1,367,249.93

Withdrawal from Reserve Fund:	—
Reimbursement/Deposit from Transferor Prin:	—
Net withdrawal from the Reserve Fund:	—
Principal:
Current Loss Amount	(518,780.81)		(506,372.35)	—	(506,372.35)	—	—		(12,408.46)
Loss Reimbursement from Transferor	506,372.35		506,372.35	—	506,372.35	—	—	(506,372.35)
Loss Reimbursement from Reserve Fund	—		—	—	—	—	—

Total	(12,408.46)		—	—	—	—	—		(12,408.46)
Class A Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class A Interest Subordinated
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Interest Subordinated:
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Principal Distributions/Allocations:
Distribution—Current Period	542,209.57		—	—	—	—	—		542,209.57
Allocations—Current Period	27,210,875.07		27,210,875.07	—	27,210,875.07	—	—
Allocations—Accelerated Principal Distribution	96,132.29		96,132.29	—	96,132.29	—	—
Allocations—Not Disbursed Beginning of Period	68,500,446.85		68,500,446.85	—	68,500,446.85	—	—
Allocations—Not Disbursed End of Period	95,807,454.21		95,807,454.21	—	95,807,454.21	—	—
Interest Distributions/Allocations:
Distribution—Current Period	8,953,320.44		7,586,070.51	—	5,744,546.25	994,266.00	847,258.26	1,367,249.93
Allocations—Current Period	2,528,690.17		2,528,690.17	—	1,914,848.75	331,422.00	282,419.42
Allocations—Not Disbursed Beginning of Period	5,057,380.34		5,057,380.34	—	3,829,697.50	662,844.00	564,838.84
Allocations—Not Disbursed End of Period	—		—	—	—	—	—
Due To Trust—Current Period:
Total Deposit to/ (Withdrawal from) Reserve Fund	—
Due To Trust	36,802,537.37		34,893,077.87	—	33,051,553.61	994,266.00	847,258.26	1,367,249.93	542,209.57

Total Due To Trust	36,802,537.37		34,893,077.87	—	33,051,553.61	994,266.00	847,258.26	1,367,249.93	542,209.57

		Certificate Balance		Class A-1		Class A-2		Class A-3		Class B
	Total	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Transferor Interest Balance
Original Deal Parameter
Aggregate Net Investment Value (ANIV)	749,988,732.51
Discounted Principal Balance	749,988,732.51
Initial Notional/Certificate Balance	—	100.00%	735,000,000.00	25.71%	189,000,000.00	57.76%	424,500,000.00	9.90%	72,800,000.00	6.63%	48,700,000.00	14,988,732.51
Percent of ANIV			98.00%		25.20%		56.60%		9.71%		6.49%	2.00%
Certificate Factor			1.0000000		1.0000000		1.0000000		1.0000000		1.0000000
Notional/Certificate Rate					5.2650%		5.4130%		5.4630%		6.9590%
Target Maturity Date					December 25, 2000		December 25, 2001		March 25, 2002		December 25, 2003
Servicer Advance	1,324,812.20
Servicer Payahead	1,260,008.73
Number of Contracts	34,185
Weighted Average Lease Rate	6.81%
Weighted Average Remaining Term	33.8
Servicing Fee Percentage	1.00%
Pool Data Prior Month
Aggregate Net Investment Value	489,200,494.56
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	489,200,494.56
Discounted Principal Balance	479,296,272.17
Notional/Certificate Balance			546,000,000.00		—		424,500,000.00		72,800,000.00		48,700,000.00	11,700,941.41
Adjusted Notional/Certificate Balance			477,499,553.15		—		355,999,553.15		72,800,000.00		48,700,000.00	11,700,941.41
Percent of ANIV			97.61%		0.00%		72.77%		14.88%		9.96%	2.39%
Certificate Factor			1.0000000		—		1.0000000		1.0000000		1.0000000
Servicer Advances	1,999,601.07
Servicer Pay Ahead Balance	3,068,331.40
Number of Current Contracts	29,997
Weighted Average Lease Rate	6.77%
Weighted Average Remaining Term	4.8
Pool Data Current Month
Aggregate Net Investment Value	461,435,001.46
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	461,435,001.46
Discounted Principal Balance	433,457,503.44
Notional/Certificate Balance			546,000,000.00		0.00		424,500,000.00		72,800,000.00		48,700,000.00	11,242,455.67
Adjusted Notional/Certificate Balance			450,192,545.79		0.00		328,692,545.79		72,800,000.00		48,700,000.00	11,242,455.67
Percent of ANIV			97.56%		0.00%		71.23%		15.78%		10.55%	2.44%
Certificate Factor			1.0000000		—		1.0000000		1.0000000		1.0000000
Servicer Advances	1,873,783.67
Servicer Pay Ahead Balance	2,604,505.63
Number of Current Contracts	28,531
Weighted Average Lease Rate	6.78%
Weighted Average Remaining Term	3.9
Prior Certificate Interest Payment Date	March 26, 2001
Next Certificate Interest Payment Date	June 25, 2001

** Strictly for purposes of calculating Transferors Interest.

Current Month Collection Activity	Vehicles
Principal Collections		6,482,447.06
Prepayments in Full	1076	15,440,598.29
Reallocation Payment	21	321,108.75
Interest Collections		4,663,213.73
Net Liquidation Proceeds and Recoveries		1,674,987.58
Net Liquidation Proceeds—Vehicle Sales		3,327,570.61
Non-Recoverable Advances		(54,467.50)

Total Available		31,855,458.52
	Amount	Annual Amount
Capped and Uncapped Expenses:
Total Capped Expenses Paid	27,239.69	136,198.45
Total Uncapped Expenses Paid	—	—
Capped and Uncapped Expenses Due	—	—
Servicer's Fee Due:
Servicer's Fee Shortfall Carryforward	—
Servicer's Fee Due Current Period	407,667.08
Servicer's Fee Paid	407,667.08
Servicer's Fee Balance Due	—
Supplemental Servicer's Fees	64,446.25
	Vehicles	Amount
Revolving Period:
Beginning Unreinvested Principal Collections		—
Principal Collections & Liquidated Contracts		—
Allocation to Subsequent Contracts	0	—

Ending Unreinvested Principal Collections		—

	Class A1 Balance	Class A2 Balance	Class A3 Balance	Class B Balance	Total Class Balance
Interest Rate
Three Month LIBOR +		0.27%	0.32%	2.00%
Principal Payments
Principal Payment due to Investors
Ending Certificate Balance		424,500,000.00	72,800,000.00	48,700,000.00	546,000,000.00
Interest Payments
Class Interest Rate for Current Interest Period		5.12625%	5.17625%	6.85625%
Interest Calculation for Current Interest Period		5,500,679.84	952,545.03	844,023.42	7,297,248.29
At Certificate Payment Date:
Paid to Swap Counterparty	—	5,744,546.25	994,266.00	847,258.26	7,586,070.51
Due to Swap Counterparty	—	5,744,546.25	994,266.00	847,258.26	7,586,070.51
Proration %	0.00%
Interest Due to Investors		5,500,679.84	952,545.03	844,023.42	7,297,248.29
Interest Payment to Investors		5,500,679.84	952,545.03	844,023.42	7,297,248.29
Net Settlement due to / (receive by) Swap Counterparty		(243,866.41)	(41,720.97)	(3,234.84)	(288,822.22)
Total Payment to Investors (Principal and Interest)		5,500,679.84	952,545.03	844,023.42	7,297,248.29
Swap Shortfall
Prior Swap Interest Shortfall Carryover	—	—	—	—	—
Swap Interest Shortfall Inc/(Dec) This Period	—	—	—	—	—
Swap Swap Interest Shortfall Carryover	—	—	—	—	—
Interest Reset
Interest Rate		TBD	TBD	TBD
Number of Days		TBD	TBD	TBD
Interest for Succeeding Certificate Payment Date	—

I hereby certify to the best of my knowledge that the servicing report provided is true and correct.

/s/ ANGELA BROWN Angela Brown ABS Accounting Manager